Exhibit 10.3

                              CONSULTING AGREEMENT

     This Consulting Agreement (this "Agreement") is entered into as of the 8th day of January, 2007 by and between Bronze Marketing, Inc., a Nevada corporation ("BMI"), and Jingshi Cai (the "Consultant").

                                    RECITALS
                                    --------

     Whereas, Consultant is willing to provide to BMI the consulting services identified in this Agreement; and.

     Whereas, BMI is willing to engage Consultant as an independent contractor, and not as an employee, on the terms and conditions set forth herein.

                                    AGREEMENT
                                    ---------

     In consideration of the foregoing and of the mutual promises set forth herein, and intending to be legally bound, the parties hereto agree as follows:

1. Engagement. BMI hereby engages Consultant as an independent contractor to provide assistance to BMI in its efforts to consummate the transactions contemplated by that certain Assignment Agreement (the "Assignment Agreement") with BTHC III, Inc., a Delaware corporation ("BTHC") pursuant to which the Company was assigned and assumed all of BTHC's rights and obligations under that certain share exchange agreement (the "Share Exchange Agreement") dated as of September 7, 2006 and entered into by and among BTHC, Sutor Steel Technology Co., Ltd., a British Virgin Islands company ("Sutor"), and the shareholders of Sutor pursuant to which Sutor's shareholders will exchange all of the issued and outstanding stock of Sutor for shares of BTHC's common stock.

2. Term. This Agreement will commence on the date first written above, and unless modified by the mutual written agreement of the parties, shall continue until such time as the transactions contemplated by the Share Exchange Agreement are either abandoned or consummated.

3. Compensation. In consideration of the services to be performed by Consultant, BMI agrees to issue to Consultant 9,452 shares of Series A Voting Convertible Preferred Stock.

4. Representations and Warranties. Consultant represents and warrants (i) that Consultant has no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with Consultant's undertaking this relationship with BMI,
(ii) that Consultant will not use in the performance of its responsibilities under this Agreement any confidential information or trade secrets of any other person or entity and (iii) that Consultant has not entered into or will enter into any agreement (whether oral or written) in conflict with this Agreement.

5. Limited Liability. Consultant shall not be liable to BMI, or to anyone who may claim any right due to its relationship with the BMI, for any acts or omissions on the part of the Consultant or the agents or employees of the Consultant in the performance of Consultant's services under this Agreement. BMI shall hold Consultant free and harmless from any obligations, costs, claims, judgments, attorney's fees, or attachments arising from or in any way related to the services rendered to BMI.

6. Material Non-Public Information. Consultant understands that as a result of this Agreement Consultant may become privileged to material, non-public information concerning the Company and its operations. As such, Consultant hereby agrees not to trade in the Company's securities at any time it possesses material, non-public information regarding the Company or its operations.

7. Governing Law. This Agreement shall be governed by the laws of the State of Nevada.

8. Miscellaneous. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs. This Agreement shall be binding on and inure to the benefit of the parties to it and their respective successors and assigns.

Executed on the day and year first above written.




Bronze Marketing, Inc.


By: /s/ Timothy P. Halter                      By: /s/ Jingshi Cai
    ----------------------------                   -----------------------------
    Timothy P. Halter, President                   Jingshi Cai














                                       2